                                                                 Exhibit 99.2(c)



               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated March 3, 2000 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company of America and to the use of our reports dated February 3, 2000 with respect to the financial statements of Separate Account 3 of The Manufacturers Life Insurance Company of America, in Post Effective Amendment No. 1 to the Registration Statement No. 333-82449 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America



                                        /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
April 24, 2000